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                                                                   Exhibit 10.18


                              BELL & HOWELL COMPANY

                            NONQUALIFIED STOCK OPTION

                THIS NONQUALIFIED STOCK OPTION is granted as of this 31st day of December, 2000 (the "Date of Grant"), by BELL & HOWELL COMPANY (the "Company"), to JAMES ROEMER (the "Employee") pursuant to the Company's 1995 Stock Option Plan, as amended (the "Plan").

                WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its stockholders for its officers and other key employees to obtain or increase their stock ownership interest in the Company in order that they will thus have a greater incentive to work for and manage the Company's affairs in such a way that its shares may become more valuable; and

                WHEREAS, the Employee is employed by the Company or one of its subsidiaries as an officer or key employee;

                NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Employee, the Company hereby grants this stock option to the Employee on the terms and conditions hereinafter expressed.

                1.      OPTION GRANT

                The Company hereby grants to the Employee an option to purchase a total of 406,250 shares of Common Stock of the Company at an option exercise price of $16.50 per share, being the closing price of a share of the Company's Common Stock on the Date of Grant. This option is not intended to qualify as an "incentive stock option" within the

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meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the
"Code"), and this option does not entitle Employee to any reload options.

                2.      VESTING OF OPTIONS

                This option shall vest and become exercisable only at the time or times and to the extent specifically provided in this Section 2. Any shares that may be purchased hereunder shall be subject to the transfer restrictions set forth in Section 3. This option may not be exercised, whether or not then exercisable or vested, and shall forever lapse, at the time or times provided in
Section 4 hereof.

                (a) Continuous Employment through December 31, 2003. Except as otherwise provided in Sections 2(c), 2(d) or 2(e) below, this option may not be exercised to any extent prior to December 31, 2003. If Employee remains in the continuous employment of the Company at all times from the Date of Grant through and including December 31, 2003, this option shall vest and become exercisable from and after January 1, 2004, through the date of lapse of this option under Section 4, to the extent of the product of (i) the total shares awarded hereunder, multiplied by (ii) the Performance Percentage. For purposes of this option, the "Performance Percentage" shall be the percentage calculated in accordance with the following table based on the highest Stock Price Target (as determined below) achieved with respect to the Company's Common Stock at any time during the period beginning on January 1, 2001, and ending December 31, 2003:

                  Stock Price             Performance
                    Target                 Percentage
                  -----------------------------------
                  Less than  $21.30             0%
                  $21.30 to $24.329            20%
                  $24.33 to $27.649            40%
                  $27.65 to $31.249            60%

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                 $31.25 to $35.149            80%
                 $35.15 or higher            100%

For purposes of this option, a "Stock Price Target" will be deemed to have been achieved at a particular level only if the closing price per share of the Company's Common Stock, in consolidated reporting for securities listed on the New York Stock Exchange, is within the price range specified in the table above for such level for not less than 60 trading days during any period of 90 consecutive trading days, as reported in the Wall Street Journal.

                (b) Voluntary Resignation or Termination by Company for Cause prior to January 1, 2004. In the event of Employee's termination of employment with the Company or any subsidiary at any time after the Date of Grant and prior to January 1, 2004, by reason of Employee's voluntary resignation or a termination of Employee's employment by the Company for Cause (as defined in Section 4(d) below), this option shall immediately become cancelled and forfeited upon the effective date of such termination.

                (c) Termination of Employment due to Death or Permanent Total Disability prior to January 1, 2004. In the event of Employee's termination of employment with the Company or any subsidiary at any time after the Date of Grant and prior to January 1, 2004, by reason of Employee's death or permanent total disability (as defined in Section 4(d) below), this option shall vest and become exercisable as of the date of such termination through the date of lapse of this option under Section 4(a)(ii) hereof, to the extent of the product of (i) the total shares awarded hereunder, multiplied by (ii) the Performance Percentage, except that for purposes of this Section 2(c), the Performance Percentage shall be determined based on the highest Stock Price Target achieved with

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respect to the Company's Common Stock at any time during the period beginning on
January 1, 2001, and ending on the effective date of Employee's termination of employment due to death or permanent total disability.

                (d) Termination of Employment by the Company without Cause prior to January 1, 2004. In the event of Employee's termination of employment with the Company or any subsidiary at any time after the Date of Grant and prior to January 1, 2002, by reason of a termination by the Company without Cause, this option shall immediately become cancelled and forfeited upon the effective date of such termination. In the event of Employee's termination of employment with the Company or any subsidiary at any time after December 31, 2001, and prior to January 1, 2004, by reason of a termination by the Company without Cause, this option shall vest and become exercisable as of the date of such termination through the date of lapse of this option under Section 4(a)(ii) hereof to the extent of the product of (i) the total shares awarded hereunder multiplied by (ii) the Performance Percentage, except that for purposes of this
Section 2(d), the Performance Percentage shall be determined based on the highest Stock Price Target achieved with respect to the Company's Common Stock at any time during the period beginning on January 1, 2001, and ending on the effective date of Employee's termination by the Company without Cause.

                (e) Change of Control prior to January 1, 2004. In the event of a Change of Control of the Company (as defined below) at any time after the Date of Grant and prior to January 1, 2004, provided Employee remains in the continuous employment of the Company from the Date of Grant through and including the effective date of such Change of Control, this option shall vest and become exercisable as of the effective date of

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such Change of Control through the date of lapse of this option under Section 4, to the extent of the product of (i) the total shares awarded hereunder multiplied by (ii) the Performance Percentage, except that for purposes of this
Section 2(e), the Performance Percentage shall be the higher of (x) the Performance Percentage determined based on the highest Stock Price Target achieved with respect to the Company's Common Stock at any time during the period beginning on January 1, 2001, and ending on the effective date of the Change of Control, or (y) the Performance Percentage determined as if the Stock Price Target was deemed to have been reached at an amount equal to the fair market value of the aggregate consideration paid with respect to a share of the Company's Common Stock in connection with such Change of Control. For purposes of this option, "Change of Control" shall mean a Change of Control as defined in
Section 8 of the Plan, except that in the event the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation as described in Section 8(c) of the Plan, no such transaction shall be considered a Change of Control for purposes of this option in the event (1) Employee is appointed or identified as the Chief Executive Officer of the combined or resulting corporation, or any related corporation (collectively, the "Resulting Entity") at or prior to the closing date of such transaction, and (2) Employee has agreed, in writing or otherwise, to be or become the Chief Executive Officer of the Resulting Entity. In the event of a Change of Control of the Company prior to January 1, 2004, this Section 2(e) shall be the exclusive provision under this option for determining the number of shares with respect to which this option shall vest and become exercisable, it being understood that following such Change of Control, no additional shares shall vest or become exercisable under any of the remaining provisions of this Section 2 regardless of whether and to what extent

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Employee remains in the employment of the Company or of any continuing or surviving entity.

                (f) Continuous Employment through December 31, 2007. To the extent Employee remains in the continuous employment of the Company at all times from the Date of Grant through and including December 31, 2007, this option shall vest and become exercisable as to that portion of the total shares awarded hereunder that did not previously vest and become exercisable in accordance with
Section 2(a) hereof, from and after December 31, 2007, through the date of lapse of this option under Section 4.

                (g) No Vesting following Termination of Employment. Following a termination of Employee's employment with the Company or a subsidiary for any reason, any shares that shall not have become vested and exercisable under this Section 2 on or prior to the effective date of Employee's termination of employment shall be cancelled and forfeited from and after effective time of such termination.

                (h) Employment. For purposes of this option, "employment" shall mean the performance of services for the Company or a subsidiary as an employee for federal income tax purposes. Employee's employment shall be deemed to have terminated upon an actual termination of service with the Company or one of its subsidiaries. Employee's employment with the Company or one of its subsidiaries shall not be deemed to have terminated if the Employee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.

                3.      LIMITATIONS ON TRANSFERS OF SHARES

                (a) Notwithstanding anything to the contrary herein whether express or implied, Employee (and any transferee of this option under Section 6) agrees not to,

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directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer (collectively, a "Transfer"), other than to a Permitted Transferee as described in Section 3(b) below, any of the shares of Common Stock that may be purchased hereunder prior to December 31, 2003. After December 31, 2003, Employee and the Company agree that Employee (or any transferee of this option under Section 6), may Transfer any shares purchased hereunder, subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities, subject to the following limits: (1) Employee may not Transfer more than 50% of the total shares which shall have vested and become exercisable under Section 2 hereof after December 31, 2003 but prior to December 31, 2004; (2) Employee may not Transfer more than 75% of the total shares which shall have vested and become exercisable under
Section 2 hereof on or after December 31, 2004 but prior to December 31, 2005; and (3) after December 31, 2005, Employee may Transfer 100% of the total shares which shall have vested and become exercisable under Section 2 hereof. The Company and Employee expressly agree and acknowledge that the limitations set forth in this Section 3 shall not apply to a Transfer pursuant to or following a Change of Control of the Company.

                (b) Employee shall be allowed to Transfer any of the shares of Common Stock that may be purchased hereunder without regard to the limitations set forth in Section 3(a) hereof to the extent such Transfer is to a Permitted Transferee, but only to the extent the Permitted Transferee shall have agreed in writing to be bound by the limitations on Transfers set out in Section 3(a) hereof. For purposes of this option, a "Permitted

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Transferee" means members of the Employee's immediate family or trusts or family partnerships for the benefit of such persons.

                4.      LAPSE OF OPTION

                (a) This option may not be exercised, whether or not then vested and exercisable, and shall forever lapse as follows:

                (i) in the event of a termination of Employee's employment with the Company or a subsidiary at any time after the Date of Grant and prior to January 1, 2004, by reason of Employee's voluntary resignation or a termination by the Company for Cause, this option shall become cancelled and forfeited in its entirety immediately upon the effective time of such termination of employment.

                (ii) in the event of a termination of Employee's employment with the Company or a subsidiary at any time after the Date of Grant and prior to January 1, 2004, by reason of Employee's death, permanent total disability, a termination by the Company without Cause, or for any other reason (other than by reason of Employee's voluntary resignation or a termination by the Company for Cause), this option shall remain exercisable (but only to the extent of the number of shares that become vested and exercisable under Sections 2(c) or (d) hereof), during the period beginning on the effective date of such termination and ending as follows: (1) this option shall lapse as to 50% of the total shares with respect to which this option shall have vested and become exercisable under Section 2 hereof on June 30, 2004 (or, if earlier, six months after the first date on which such shares may be subject to a Transfer under Section 3 hereof); (2) this option shall lapse as to an additional 25% of the total shares with respect to which this option shall have vested and

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        become exercisable under Section 2 hereof on June 30, 2005 (or, if earlier, six months after the first date on which such shares may be subject to a Transfer under Section 3 hereof); and (3) this option shall lapse as to all of the remaining shares with respect to which this option shall have vested and become exercisable under Section 2 hereof on June 30, 2006 (or, if earlier, six months after the first date on which such shares may be subject to a Transfer under Section 3 hereof);

                (iii) in the event of a termination of Employee's employment with the Company or a subsidiary for any reason after December 31, 2003, this option shall remain exercisable (but only to the extent of the number of shares that become vested and exercisable as of Employee's termination of employment under Section 2 hereof) during the period beginning on the effective date of such termination and ending on the earlier of (A) the expiration of the three (3) year "retirement" period beginning on the effective date of such termination of the Employee's employment or (B) on December 29, 2010; or

                (iv) in the event of a Change of Control of the Company, this option shall lapse upon the effective date of the transaction giving rise to such Change of Control if this option is not assumed or substituted for by the successor to the Company; provided however that in the event of a lapse of this option under this Section 4(a)(iv), the Company further agrees to provide Employee, not later than ten (10) business days following the effective date of such Change of Control, with a cash payment (less applicable withholding taxes) in cancellation of this option in an amount equal to the excess, if any, of (A) the fair market value of a share of the Company's Common Stock (or the fair market value of the acquisition

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        consideration payable with respect to a share of the Company's Common
        Stock in connection with such Change of Control) on the effective date of the Change of Control, over (B) the exercise price per share as provided in Section 1 hereof, multiplied by the number of vested shares remaining available for exercise hereunder (determining after taking into account any acceleration of vesting as a result of such Change of Control pursuant to Section 2(e) hereof).

                (b) Subject to earlier termination under Section 4(a) hereof, this option may not be exercised under any circumstances (whether or not then vested or exercisable) later than 5:00pm Central Standard Time on December 29, 2010.

                (c) It is expressly agreed and understood that no additional vesting of shares shall occur from and after the effective date of a termination of Employee's employment with the Company or a subsidiary for any reason, it being understood that the number of shares that may be purchased during any post-termination exercise period under Sections 4(a)(ii) or (iii) shall be limited to that number of shares that shall have become vested and exercisable on or prior to the effective time of Employee's termination of employment as provided in Section 2 hereof.

                (d) For purposes of this option, Employee's "permanent total disability" shall be determined in accordance with the established policies of the Company applicable to officers and other key employees. For purposes of this option, "Cause" shall mean the termination of Employee's employment with the Company or one of its subsidiaries by reason of (1) an act of fraud, embezzlement or theft in connection with the Employee's duties or in the course of the Employee's employment; (2) unreasonable neglect or refusal by the Employee to perform his duties (other than as a result of illness, accident or other

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physical or mental incapacity), provided that (A) a demand for performance of services has been delivered to the Employee by the Board of Directors of the Company at least 60 days prior to such termination identifying the manner in which such Board of Directors believes that the Employee has failed to perform and (B) the Employee has thereafter failed to remedy such failure to perform;
(3) the engaging by the Employee in willful, reckless, or grossly negligent misconduct which is or may be materially injurious to the Company or its affiliates; or (4) the Employee's conviction of or plea of guilty or nolo contendere to a felony.

                5.      METHOD OF EXERCISE

                (a) The vested and exercisable portion of this option may be exercised (to the extent not previously exercised) in whole or in part, at any time and from time to time prior to the expiration of the term of this option, by delivery of appropriate notice in writing to the Secretary of the Company and accompanied by:

                (i) a check payable to the order of the Company for the full purchase price of the shares purchased, and (ii) such other documents or representations as the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of the option.

                (b) Payment of the purchase price may be made in whole or in part by the delivery of shares of Common Stock owned by the Employee (or by certification of the Employee's ownership of such shares), valued at fair market value (as determined under Section 10 of the Plan) on the date of exercise. Shares may not be used for this purpose until the shares have been held by the Employee for six months; provided that this holding

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period shall not apply if such shares were not acquired either directly or indirectly from the Company. In addition, in the event shares of Common Stock of the Company are registered under the Securities Exchange Act of 1934, and subject to Section 3 hereof, payment of the option exercise price hereunder may, in the sole discretion of the Company, also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to an authorized broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. No such exercise shall be permitted hereunder to the extent involving any brokerage firm other than a brokerage firm so designated by the Company in its sole discretion.

                (c) The exercise of this option is conditioned upon, and the Company shall have no obligation to issue or deliver any shares hereunder prior to, the Employee making arrangements satisfactory to the Company relating to any required federal, state, local and foreign withholding taxes attributable to such exercise. Further, the Company and its subsidiaries shall, to the extent permitted by law, have the right, but not the obligation, to deduct any such taxes from any payment of any kind, whether or not under the Plan, otherwise due to Employee, and/or deduct from the shares issuable upon the exercise of this option, or receive from the Employee shares having a fair market value (determined at the time of such withholding) in an amount equal to all or any part of the federal, state, local and/or foreign withholding taxes then due. The fair market value of any shares withheld or tendered to satisfy any such tax withholding obligation shall not

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exceed the amount due as determined by the applicable minimum statutory withholding rates.

                6.      NON-TRANSFERABILITY; DEATH

                (a) Except as otherwise provided in Section 6(b), this option is not transferable by the Employee otherwise than by will or the laws of descent and distribution and is exercisable during the Employee's lifetime only by the Employee. If the Employee dies during the option period, this option may be exercised in whole or in part and from time to time, in the manner described in Section 5 hereof, by the Employee's estate or the person to whom the option passes by will or the laws of descent and distribution, but only within the period specified in Section 4 hereof. Any shares of Common Stock so acquired following Employee's death will be subject to all of the terms and conditions hereunder, including but not limited to the restrictions on Transfers set out in
Section 3 hereof.

                (b) This option may be transferred, in whole or in part, at any time during its term, to a Permitted Transferee, subject to all of the terms and conditions set forth in this option, including but not limited to the restrictions on Transfers of shares that may be acquired hereunder under Section 3.

                7.      SECURITIES COMPLIANCE.

                The issuance of shares upon exercise of this option shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. As a condition to the exercise of this option, the Company may require the Employee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any

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representation or warranty with respect thereto as may be requested by the
Company. Any shares issued in connection with an exercise of this option may be inscribed with such legends as may be required to comply with the Securities Act of 1933, as amended and applicable state securities or other laws, as well as a legend referencing the transfer restrictions set forth in Section 3 hereof. The Employee shall have no interest in shares covered by this option until certificates for the shares are issued.

                8.      MISCELLANEOUS PROVISIONS

                (a) Incorporation of Plan Provisions. This option is made pursuant to the Plan and is subject to all the terms and provisions of the Plan as if the same were fully set forth herein. Notwithstanding anything in this agreement to the contrary, to the extent of any conflict between the terms of the Plan and this option, the terms of this option shall control. Terms not otherwise defined in this option shall have the meanings set forth for such terms in the Plan.

                (b) Integrated Agreement. This option and the Plan constitute the entire understanding and agreement between the Employee and the Company with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Employee and the Company with respect to such subject matter other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this agreement shall survive any exercise of this option and shall remain in full force and effect.

                (c) Governing Law. This option shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict of law principles.

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                (d)     Headings. The headings are intended only for convenience
in finding the subject matter and do not constitute part of the text of this agreement and shall not be considered in the interpretation of this option.

                (e) Saving Clause. If any provision(s) of this agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

                (f) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by e-mail or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Employee shall be addressed to such address or addresses as may have been furnished by such party in writing to the other.

                (g) Benefit and Binding Effect. This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

                                      * * *

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                IN WITNESS WHEREOF, the Company has caused the execution hereof by its duly authorized officer and Employee has agreed to the terms and conditions of this option, all as of the date first above written.

                                        BELL & HOWELL COMPANY

                                        By
                                          --------------------------------------
                                                William Oberndorf
                                                Chairman, Compensation Committee
                                                Board of Directors
                                                Bell & Howell Company

                                        By
                                          --------------------------------------
                                                Linda Longo-Kazanova
                                                Vice President, Human Resources

                                        EMPLOYEE

                                        -----------------------------------
                                                James Roemer

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